ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-178960 Dated September 15, 2014

ETRACS MLP ETNs

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ETRACS MLP ETNs

UBS


Choose from a full suite
of *established* MLP ETNs.
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Designed to *energize*
your portfolio.
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ETRACS MLP ETNs



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ETRACS MLP ETNs



UBS

ETRACS MLP ETNs
Access. Choice. Precision.

Including:
MLPI
AMU
MLPL
MLPG

Learn more ▸

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